SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2009 (February 16, 2009)

Koss Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-3295	39-1168275
(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

(414) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 16, 2009, Koss Corporation (“Koss”) entered into a loan agreement with Harris, N.A., a national banking association (the “Bank”) pursuant to which the Bank agreed to make revolving loans of up to $10,000,000, at such times as Koss may from time to time request, up to (but not including) January 29, 2010. The revolving loans may be repaid and borrowed again up to (but not including) January 29, 2010, and will bear interest at either the Bank’s most recently publicly announced prime rate (the “Prime Rate”) or at a LIBOR-based rate determined by the Bank in accordance with the loan agreement (the “LIBOR Rate”).  The principal of all revolving loans must be repaid on January 29, 2010. Prepayments of revolving loans bearing interest at the Prime Rate may be repaid at any time without prepayment penalty. Prepayments of revolving loans that bear interest at the LIBOR Rate are subject to certain breakage fees.  Accrued and unpaid interest on the unpaid principal balance of revolving loans is due and payable monthly. The revolving loans may be used for working capital, to refinance existing indebtedness, stock repurchase and general corporate purposes.

The loan agreement also provides that, upon execution and delivery by Koss, and acceptance by the Bank, of the Bank’s master letter of credit agreement and letter of credit application, the Bank may issue for the account of Koss from time to time, up to (but not including) January 29, 2010, letters of credit of up to an aggregate limit of $10,000,000.  Any letters of credit issued will expire the earlier of (i) one year from the date of issuance or (ii) December 31, 2010.  The amount of any payments made by the Bank with respect to draws made by a beneficiary under a letter of credit for which Koss has failed to reimburse the Bank upon the earlier of (i) the Bank’s demand for payment, or (ii) one day from the date of such payment to such beneficiary by the Bank, will be deemed to have been converted to a revolving loan as of the date such payment was made by the Bank.  Upon an event of default and at the option of the Bank, all letter of credit obligations shall be converted into revolving loans bearing interest at the Prime Rate.

The Loan Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on indebtedness, liens and encumbrances, fundamental changes, investments, transactions with affiliates, unconditional purchase obligations and cancellation of debt. The financial covenants include tangible net worth, liabilities to tangible net worth ratios and interest coverage ratios of the Company.

Item 1.02  Termination of a Material Definitive Agreement.

On February 16, 2009, Koss terminated its loan agreement with Bank of America (originally entered into with LaSalle National Bank).  The loan agreement described in Item 1.01 above contains substantially the same terms as the terminated loan agreement with Bank of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSS CORPORATION

Date: February 26, 2009	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer, President, and Chief Financial Officer